PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 22, 2000)

                                  $550,000,000
                      General Motors Acceptance Corporation
              7.30% Public Income NotES (PINESSM) due March 9, 2031

                               ------------------

     This is an offering of 7.30% Public Income NotES (the "PINES") due March 9, 2031 to be issued by General Motors Acceptance Corporation (the "Company"). The PINES will be general unsecured, unsubordinated obligations of the Company. The PINES will bear interest from March 9, 2001, at the rate of 7.30% per annum, payable quarterly on March 9, June 9, September 9 and December 9 of each year, commencing on June 9, 2001. The PINES will be redeemable at the option of the Company, in whole or part, at any time on or after March 9, 2006, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to the redemption date. The PINES will be issued in minimum denominations of $25 and in multiples of $25.

     We intend to list the PINES on the New York Stock Exchange and expect trading in the PINES on the New York Stock Exchange to begin within 30 days after the original issue date. The PINES are expected to trade "flat." This means that purchasers will not pay and sellers will not receive any accrued and unpaid interest on the PINES that is not included in the trading price.

                               ------------------

                                                               Per PINES         Total
                                                              -----------     ------------
Public Offering Price (1)................................       100.00%       $550,000,000
Underwriting Discounts...................................         3.15%       $ 17,325,000
Proceeds, before deducting expenses, to the Company......        96.85%       $532,675,000
-----------------
(1)  Plus accrued  interest from March 9, 2001 if  settlement  occurs after that date.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The underwriters are severally underwriting the PINES being offered. The PINES will be ready for delivery in book-entry form through The Depository Trust Company on or about March 9, 2001.

     We have granted the underwriters a right to request from us the opportunity to purchase up to an additional $82,500,000 aggregate principal amount of PINES to cover overallotments, if any. Whether or not to approve the request is totally at our discretion.

     "PINES" is a service mark of Salomon Smith Barney Inc.

                               ------------------
Salomon Smith Barney
     A.G. Edwards & Sons, Inc.
             ABN AMRO Incorporated
                  Fidelity Capital Markets
                   a division of National Financial Services LLC
                          Merrill Lynch & Co.
                                    Morgan Stanley Dean Witter
                                           Prudential Securities Incorporated
                                                                 UBS Warburg LLC

March 2, 2001

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            Page
Incorporation of Certain Documents by Reference.......................       S-2
Ratio of Earnings to Fixed Charges....................................       S-2
Description of the PINES..............................................       S-3
Underwriting..........................................................       S-4
Legal Opinions........................................................       S-6

                                   PROSPECTUS

                                                                            Page
Principal Executive Offices...........................................        2
Where You Can Find More Information ..................................        2
Incorporation of Certain Documents by Reference ......................        2
Description of General Motors Acceptance Corporation..................        3
Ratio of Earnings to Fixed Charges....................................        3
Use of Proceeds.......................................................        3
Description of Debt Securities........................................        3
Description of Warrants...............................................        9
Plan of Distribution..................................................       10
Experts...............................................................       11

     Unless the context indicates otherwise, the words "GMAC", "we", "our", "ours", and "us" refer to General Motors Acceptance Corporation.

     You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you different information or to make any additional representations. We are not, and the underwriters are not, making an offer of any securities other than the PINES. This prospectus supplement is part of and must be read in conjunction with the accompanying prospectus dated March 22, 2000. You should not assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference, is accurate as of any date other than the date on the front cover of this prospectus supplement.

     The distribution of this prospectus supplement and the accompanying prospectus and the offering of the PINES may be restricted in certain jurisdictions. You should inform yourself about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation, by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

     Unless otherwise specified or the context otherwise requires, references in this prospectus supplement and accompanying prospectus to "dollars", "$", and "U.S.$" are to United States dollars.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" information we file with them, which means that we can disclose important information to you by referring you to those documents, including our annual, quarterly and current reports, that are considered part of this prospectus supplement and accompanying prospectus. Information that we file later with the SEC will automatically update and supersede this information.

     We incorporate by reference the documents set forth below that we previously filed with the SEC. These documents contain important information about General Motors Acceptance Corporation and its finances.


SEC Filings (File No. 1-3754)                   Period
-----------------------------                   ------
Annual Report on Form 10-K............  Year ended December 31, 2000
Quarterly Reports on Form 10-Q........  Quarters ended March 31, 2000,
                                        June 30, 2000 and September 30, 2000
Current Reports on Form 8-K...........  Dated January 20, 2000, April 13, 2000,
                                        July 18, 2000, September 12, 2000,
                                        October 12, 2000, January 17, 2001 and
                                        February 8, 2001


     You may, at no cost, request a copy of the documents incorporated by reference in this prospectus supplement and accompanying prospectus, except exhibits to such documents, by writing or telephoning the office of G. E. Gross, Comptroller, at the following address and telephone number:

                      General Motors Acceptance Corporation
                      200 Renaissance Center
                      Mail Code 482-B07-C24
                      Detroit, Michigan 48265-2000
                      Tel: (313) 665-4327

                       RATIO OF EARNINGS TO FIXED CHARGES


                                 Years Ended
                                 December 31,
                        2000                     1999
                        ----                     ----
                        1.30                     1.38


     The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by the fixed charges.

     See "Ratio of Earnings to Fixed Charges" in the accompanying prospectus for additional information.

                            DESCRIPTION OF THE PINES

     The following description of the particular terms of the PINES offered hereby supplements and, to the extent that the terms are inconsistent, replaces the description of the general terms and provisions of the Debt Securities set forth in the accompanying prospectus. The PINES are part of the Debt Securities registered by GMAC in March 2000 to be issued on terms to be determined at the time of sale.

     The PINES offered hereby will be issued in an initial aggregate principal amount of $550,000,000 pursuant to an Indenture dated as of July 1, 1982, as amended, which is more fully described in the accompanying prospectus and the PINES have been authorized and approved by resolution of our Board of Directors.

     The Indenture and the PINES are governed by, and construed in accordance with, the laws of the State of New York, United States.

     The PINES will be unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The PINES will be redeemed at par on March 9, 2031. The PINES will be redeemable at the option of the Company, in whole or in part, at any time on or after March 9, 2006, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to the redemption date. The PINES are expected to be listed on the New York Stock Exchange. The PINES will bear interest, calculated on the basis of a 360-day year consisting of twelve 30 day months, from March 9, 2001 at a rate of 7.30% per annum, payable on March 9, June 9, September 9 and December 9 of each year, the first payment to be made on June 9, 2001, to the person in whose name the PINES are registered at the close of business on the fifteenth day of the month preceding such March 9, June 9, September 9 or December 9.

     If any March 9, June 9, September 9 or December 9 falls on a day that is not a Business Day, then payment of interest will be made on the next succeeding Business Day with the same force and effect as if made on such date.

     The PINES will be issued in book-entry form. See "Book-Entry, Delivery and Form" in the accompanying prospectus.

     We may from time to time, without notice to or the consent of the registered holders of the PINES, create and issue further PINES ranking pari passu with the PINES in all respects, or in all respects except for the payment of interest accruing prior to the issue date of such further PINES or except for the first payment of interest following the issue date of such further PINES. Such further PINES may be consolidated and form a single series with the PINES and have the same terms as to status, redemption or otherwise as the PINES.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement dated March 2, 2001 (the "Underwriting Agreement"), we have agreed to sell to each of the underwriters named below, and each of the underwriters, for whom Salomon Smith Barney Inc. is acting as representative (the "Representative"), has severally agreed to purchase the principal amount of the PINES set forth opposite its name below. In the Underwriting Agreement, the several underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the PINES offered hereby if any of the PINES are purchased.

                                                                                          Principal
                                                                                          Amount of
         Underwriters                                                                       PINES
         ------------------                                                             ------------

         Salomon Smith Barney Inc. .............................................        $ 59,875,000
         A.G. Edwards & Sons, Inc. .............................................          59,875,000
         ABN AMRO Incorporated .................................................          59,875,000
         Fidelity Capital Markets, a division of National Financial Services LLC          59,875,000
         Merrill Lynch, Pierce, Fenner & Smith Incorporated.....................          59,875,000
         Morgan Stanley & Co. Incorporated......................................          59,875,000
         Prudential Securities Incorporated.....................................          59,875,000
         UBS Warburg LLC .......................................................          59,875,000
         Banc of America Securities LLC ........................................           2,000,000
         Bear, Stearns & Co. Inc. ..............................................           2,000,000
         Charles Schwab & Co., Inc..............................................           2,000,000
         CIBC World Markets Corp. ..............................................           2,000,000
         Dain Rauscher Incorporated.............................................           2,000,000
         Deutsche Bank Alex Brown Inc. .........................................           2,000,000
         First Union Securities, Inc. ..........................................           2,000,000
         Fleet Securities, Inc..................................................           2,000,000
         H&R Block Financial Advisors, Inc. ....................................           2,000,000
         HSBC Securities (USA) Inc..............................................           2,000,000
         Lehman Brothers Inc. ..................................................           2,000,000
         McDonald Investments Inc...............................................           2,000,000
         Muriel Siebert & Co., Inc. ............................................           2,000,000
         Ramierez & Co. Inc. ...................................................           2,000,000
         Raymond James & Associates, Inc. ......................................           2,000,000
         Regions Investment Company Inc.........................................           2,000,000
         Robert W. Baird & Co. Incorporated.....................................           2,000,000
         SunTrust Equitable Securities Corporation..............................           2,000,000
         The Robinson-Humphrey Company, LLC.....................................           2,000,000
         Tucker Anthony Incorporated............................................           2,000,000
         U.S. Bancorp Piper Jaffray Inc. .......................................           2,000,000
         Wells Fargo Van Kasper, LLC............................................           2,000,000
         Advest, Inc............................................................           1,125,000
         BB&T Capital Markets ..................................................           1,125,000
         C.L. King & Associates, Inc............................................           1,125,000
         Crowell, Weedon & Co...................................................           1,125,000
         D.A. Davidson & Co. ...................................................           1,125,000
         Davenport & Company LLC ...............................................           1,125,000
         Doley Securities, Inc. ................................................           1,125,000
         Fifth Third Securities Inc.............................................           1,125,000
         Gibraltar Securities Co. ..............................................           1,125,000



                                                                                          Principal
                                                                                          Amount of
         Underwriters                                                                       PINES
         ------------------                                                             ------------

         Gruntal & Co., L.L.C. .................................................        $  1,125,000
         J.J.B. Hilliard, W.L. Lyons, Inc. .....................................           1,125,000
         Janney Montgomery Scott Inc. ..........................................           1,125,000
         Josephthal & Co........................................................           1,125,000
         Legg Mason Wood Walker, Incorporated...................................           1,125,000
         Mesirow Financial, Inc. ...............................................           1,125,000
         Morgan Keegan & Company, Inc. .........................................           1,125,000
         NatCity Investments, Inc...............................................           1,125,000
         Ragen McKenzie Incorporated............................................           1,125,000
         Southwest Securities, Inc..............................................           1,125,000
         Stephens Inc. .........................................................           1,125,000
         Stifel, Nicolaus & Company, Incorporated...............................           1,125,000
         TD Securities (USA) Inc................................................           1,125,000
         Wachovia Securities, Inc. .............................................           1,125,000
         Wedbush Morgan Securities Inc. ........................................           1,125,000
                                                                                        ------------
              Total.............................................................        $550,000,000
                                                                                        ============

     The Representative of the underwriters has advised us that the underwriters propose initially to offer the PINES to the public at the offering price set forth on the cover page of this prospectus supplement and to certain securities dealers at such price less a concession of $0.50 per PINES. The underwriters may allow, and such dealers may reallow a concession not in excess of $0.45 per PINES to certain brokers and dealers. After the initial public offering, the public offering price and concession may be changed.

     We have granted the underwriters a right to request from us the opportunity to purchase up to an additional $82,500,000 aggregate principal amount of PINES to cover overallotments, if any, at the initial offering price to the public less the underwriting discounts set forth above and within 30 days from the date of this prospectus supplement. Whether or not to approve the underwriters' request is totally at our discretion. To the extent that we approve of the exercise of such option and the underwriters exercise such option, each of the underwriters will have a firm commitment, subject to certain conditions, to purchase from us approximately the same percentages of the aggregate principal amount of PINES as the amount set forth next to such underwriter's name in the above table bears to the aggregate principal amount of PINES set forth as the total to be purchased in the above table.

     We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Prior to the offering, there has been no public market for the PINES. We intend to list the PINES on the New York Stock Exchange, and we expect trading in the PINES on the New York Stock Exchange to begin within 30 days after the original issue date. In order to meet one of the requirements for listing the PINES, the underwriters will undertake to sell lots of 100 or more PINES to a minimum of 400 beneficial holders.

     The PINES are a new issue of securities with no established trading market. The underwriters have advised us that the underwriters intend to make a market in the PINES but are not obligated to do so and may discontinue market making at any time without notice. Neither we nor the underwriters can assure you that the trading market for the PINES will be liquid.

     Each underwriter has represented and agreed that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the PINES or possesses or distributes this prospectus supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the PINES under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and neither GMAC nor any other underwriter shall have responsibility thereof.

     In connection with the sale of the PINES, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the PINES. Specifically, the underwriters may overallot the offering, creating a short position. In addition, the underwriters may bid for and purchase the PINES in the open market to cover short positions or to stabilize the price of the PINES. Any of these activities may stabilize or maintain the market price of the PINES above independent market levels. The underwriters will not be required to engage in these activities, and may end any of these activities at any time.

     We will deliver the PINES to the underwriters at the closing of this offering when the underwriters pay us the purchase price of the PINES. The underwriting agreement provides that the closing will occur on March 9, 2001, which is five business days after the date of this prospectus supplement. Rule 15c6-1 under the Securities Exchange Act of 1934 generally requires that securities trades in the secondary market settle in three business days, unless the parties to a trade expressly agree otherwise.

                                 Legal Opinions

     The validity of the PINES offered pursuant to this prospectus supplement will be passed on for GMAC by Martin I. Darvick, Esq., Assistant General Counsel of GMAC, and for the underwriters by Davis Polk & Wardwell. Mr. Darvick owns shares, and has options to purchase shares, of General Motors Corporation common stock, $1 2/3 par value and owns shares of General Motors Corporation Class H common stock, $0.10 par value.

     The firm of Davis Polk & Wardwell acts as counsel to the Executive Compensation Committee of the Board of Directors of General Motors Corporation and has acted as counsel for General Motors Corporation and GMAC in various matters.

                       PRINCIPAL EXECUTIVE OFFICES OF GMAC

                             200 Renaissance Center
                          Detroit, Michigan 48265-2000
                                  United States

                                  LEGAL ADVISOR
                                     TO GMAC

                            (As to United States Law)
                             Martin I. Darvick, Esq.
                             300 Renaissance Center
                          Detroit, Michigan 48265-3000
                                  United States

                                    AUDITORS

                              Independent Auditors
                                     of GMAC
                              Deloitte & Touche LLP
                             600 Renaissance Center
                          Detroit, Michigan 48243-1274
                                  United States

                       LEGAL ADVISORS TO THE UNDERWRITERS

                            (As to United States Law)
                              Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                  United States

                                     TRUSTEE

                              The Bank of New York
                               101 Barclay Street
                                    Floor 7E
                            New York, New York 10286
                                  United States

PROSPECTUS

                                 $20,000,000,000
                      General Motors Acceptance Corporation

              Debt Securities, Warrants to Purchase Debt Securities

                               ------------------

     We will offer from time to time debt securities or warrants to purchase debt securities. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplemental prospectus carefully before you invest.

                               ------------------

     We reserve the sole right to accept and, together with our agents from time to time, to reject in whole or in part any proposed purchase of securities to be made directly or through any agents.

                               ------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                               ------------------

                                 March 22, 2000

     You should rely only on the information contained in or incorporated by reference in this prospectus or any accompanying supplemental prospectus. We have not authorized anyone to provide you with different information or to make any additional representations. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each of those documents.


                                Table of Contents

                                                                        Page
Principal Executive Offices.......................................        2
Where You Can Find More Information ..............................        2
Incorporation of Certain Documents by Reference ..................        2
Description of General Motors Acceptance Corporation..............        3
Ratio of Earnings to Fixed Charges................................        3
Use of Proceeds...................................................        3
Description of Debt Securities....................................        4
Description of Warrants...........................................        9
Plan of Distribution..............................................       10
Experts...........................................................       11

     Unless the context indicates otherwise, the words "GMAC", "we", "our", "ours" and "us" refer to General Motors Acceptance Corporation.

     Any agent's commissions or dealer or underwriter's discounts in relation to the sale of securities covered by this prospectus will be set forth in the applicable prospectus supplement. The net proceeds we receive from such sale will be (a) the purchase price of the securities less such agent's commission,
(b) the purchase price of the securities, in the case of a dealer or (c) the public offering price of the securities less such underwriter's discount. There will be an additional deduction from the proceeds in the case of (a), (b) and
(c), for other related issuance expenses. Our aggregate proceeds from all securities sold will be the purchase price of the securities sold less the aggregate of the agents' commissions, the underwriter discounts and any other expenses of issuance and distribution.

                               ------------------

                           Principal Executive Offices

     Our principal executive offices are located at 3044 West Grand Boulevard, Detroit, Michigan 48202, and our telephone number is 313-556-5000.

                               ------------------

                       Where You Can Find More Information

     We file annual, quarterly, and special reports and other information with the SEC. You may read and copy any reports or other information we file at the public reference room of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also inspect our filings at the following Regional Offices of the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. You may also request copies of our documents upon payment of a duplicating fee, by writing to the SEC's Public Reference Room. You may obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330. SEC filings are also available to the public from commercial document retrieval services and over the Internet at http://www.sec.gov. Reports and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed with the SEC a registration statement on Form S-3 (together with all amendments and exhibits, the "registration statement") under the Securities Act of 1933 with respect to the securities. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Certain parts of the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC.

                 Incorporation of Certain Documents by Reference

     The SEC allows us to "incorporate by reference" information we file with them, which means that we can disclose important information to you by referring you to those documents, including our annual, quarterly and current reports, that are considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information.

     We incorporate by reference the documents set forth below that we previously filed with the SEC and any future filings made with the SEC until the offering of all the securities has been completed. These documents contain important information about GMAC and its finances.

SEC Filings (File No. 1-3754)                       Period
-----------------------------                       ------
Annual Report on Form 10-K                  Year ended December 31, 1999

     You may request a copy of the documents incorporated by reference in this prospectus, except exhibits to such prospectus, at no cost, by writing or telephoning the office of G. E. Gross, Comptroller, at the following address and telephone number:

                          General Motors Acceptance Corporation
                          3044 West Grand Boulevard
                          Mail code 482-1x1-103
                          Detroit, Michigan 48202
                          Tel: (313) 556-1240


              Description of General Motors Acceptance Corporation

     General Motors Acceptance Corporation, a wholly-owned subsidiary of General Motors Corporation, was incorporated in 1997 under the Delaware General Corporation Law. On January 1, 1998, GMAC merged with its predecessor which was originally incorporated in 1919 under the New York Banking Law relating to investment companies, and thereupon assumed all of its predecessor's assets, liabilities and obligations. Operating directly and through subsidiaries and associated companies in which we have equity investments, we offer a wide variety of automotive financial services to and through franchised General Motors dealers in many countries throughout the world. Financial services also are offered to other automobile dealerships and to the customers of those dealerships. Other financial services we offer include insurance and mortgage banking.

     Our principal businesses are:

     o    to finance the  acquisition  by franchised  General Motors dealers for
          resale  of  various  new   automotive   and   nonautomotive   products
          manufactured by General Motors Corporation;

     o    to  acquire  from  such  dealers,   either   directly  or  indirectly,
          installment obligations covering retail sales and leases of new General Motors products as well as used units of any make;

     o    to finance new products of other manufacturers; and

     o to lease motor vehicles and certain types of capital equipment to others.

     The automotive financing industry is highly competitive. Our principal competitors are affiliated finance subsidiaries of other major manufacturers as well as a large number of banks, commercial finance companies, savings and loan associations and credit unions. Our business is influenced by our ability to offer competitive financing rates which in turn is directly affected by our access to capital markets.


                       Ratio of Earnings to Fixed Charges

                            Years Ended December 31,

                     1999     1998     1997     1996    1995
                     ----     ----     ----     ----    ----
                     1.38     1.33     1.42     1.41    1.36

     The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by the fixed charges. This ratio includes the earnings and fixed charges of GMAC and its consolidated subsidiaries. Fixed charges consist of interest and discount and the portion of rentals for real and personal properties in an amount deemed to be representative of the interest factor.

                                 Use of Proceeds

     The net proceeds from the sale of the securities will be added to the general funds of GMAC and will be available for the purchase of receivables, the making of loans or the repayment of debt. Such proceeds initially may be used to reduce short-term borrowings or invested in short-term securities.


                         Description of Debt Securities

     The debt securities offered are to be issued under an Indenture dated as of July 1, 1982, as amended by:

     o    a First Supplemental Indenture dated as of April 1, 1986

     o    a Second Supplemental Indenture dated as of June 15, 1987

     o    a Third Supplemental Indenture dated as of September 30, 1996

     o    a Fourth Supplemental Indenture dated as of January 1, 1998

     o    a Fifth Supplemental Indenture dated as of September 30, 1998 and as further amended by the Trust Indenture Reform Act of 1990 (together, the "Indenture"), between GMAC and The Bank of New York, Successor Trustee (the "Trustee"), copies of which are filed as exhibits to the registration statement. The following summaries of certain provisions of the Indenture are not complete and are subject to all provisions of the Indenture, including the definition of certain terms.

     The Indenture provides that, in addition to the debt securities being offered, additional debt securities may be issued without limitation as to aggregate principal amount, but only as authorized by GMAC's Board of Directors.

General

     Reference is made to the accompanying prospectus supplement for the following terms of the debt securities being offered:

     o    the designation of the debt securities;

     o    the aggregate principal amount of the debt securities;

     o the percentage of their principal amount at which the debt securities will be issued;

     o    the date or dates on which the debt securities will mature;

     o the rate or rates per annum, if any, at which the debt securities will bear interest;

     o    the times at which the interest will be payable;

     o the date after which the debt securities may be redeemed and the redemption price;

     o the currency or currencies in which the debt securities are issuable or payable;

     o    the exchanges on which the debt securities may be listed; and

     o    whether the debt securities shall be issued in book-entry form.

     Principal and interest, if any, will be payable, and, unless the debt securities are issued in book-entry form, the debt securities being offered will be transferable, at the principal corporate trust office of the Trustee, which at the date hereof is 101 Barclay Street, New York, New York 10286, provided that payment of interest may be made at the option of GMAC by check mailed to the address of the person entitled thereto.

     The debt securities will be unsecured and unsubordinated and will rank pari passu with all other unsecured and unsubordinated obligations of GMAC (other than obligations preferred by mandatory provisions of law).

     Some of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate, which at the time of issuance, is below market rates, to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the accompanying prospectus supplement.

     Debt securities will include debt securities denominated in United States dollars or, at the option of GMAC if so specified in the accompanying prospectus supplement, in any other freely transferable currency.

     If a prospectus supplement specifies that debt securities are denominated in a currency other than United States dollars, the prospectus supplement will also specify the denomination in which such debt securities will be issued and the coin or currency in which the principal, premium, if any, and interest on the debt securities, where applicable, will be payable, which may be United States dollars based upon the exchange rate for such other currency existing on or about the time a payment is due.

     If a prospectus supplement specifies that the debt securities will have a redemption option, the "Option to Elect Repurchase" constitutes an issuer tender offer under the Exchange Act. GMAC will comply with all issuer tender offer rules and regulations under the Exchange Act, including Rule 14e-1, if such redemption option is elected. GMAC will make any required filings with the
Commission  and  furnish  certain   information  to  the  holders  of  the  debt
securities.

Book-Entry, Delivery and Form

     Unless otherwise indicated in the accompanying prospectus supplement, the debt securities will be issued in the form of one or more fully registered global securities (collectively, the "Global Debt Security") which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary" or "DTC") and registered in the name of the Depositary's nominee. Except as set forth below, the Global Debt Security may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

     The Depositary has advised as follows: it is a limited-purpose trust company which was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between participants in such securities through electronic book-entry changes in accounts of its participants. Participants include:

     o securities brokers and dealers, including the underwriters named in the accompanying prospectus supplement;

     o    banks and trust companies;

     o    clearing corporations; and

     o    certain other organizations.

     Access to the Depositary's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depositary only through participants or indirect participants.

     The Depositary advises that pursuant to procedures established by it:

     o upon issuance of the debt securities by GMAC, the Depositary will credit the account of participants designated by the underwriters with the principal amounts of the debt securities purchased by the underwriters; and

     o ownership of beneficial interests in the Global Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to participants' interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Debt Security).

     The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in the Global Debt Security is limited to such extent.

     As long as the Depositary's nominee is the registered owner of the Global Debt Security, such nominee for all purposes will be considered the sole owner or holder of the debt securities under the Indenture. Except as provided below, owners of beneficial interests in the Global Debt Security will not:

     o be entitled to have any of the debt securities registered in their names,

     o receive or be entitled to receive physical delivery of the debt securities in definitive form, or

     o    be considered the owners or holders thereof under the Indenture.

     Neither GMAC, the Trustee, any Paying Agent nor the Depositary will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Debt Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Principal and interest payments on the debt securities registered in the name of the Depositary's nominee will be made by the Trustee to the Depositary's nominee as the registered owner of the Global Debt Security. Under the terms of the Indenture, GMAC and the Trustee will treat the persons in whose names the debt securities are registered as the owners of the debt securities for the purpose of receiving payment of principal and interest on the debt securities and for all other purposes whatsoever. Therefore, neither GMAC, the Trustee nor any Paying Agent has any direct responsibility or liability for the payment of principal or interest on the debt securities to owners of beneficial interests in the Global Debt Security. The Depositary has advised GMAC and the Trustee that its present practice is, upon receipt of any payment of principal or interest, to immediately credit the accounts of the Participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Debt Security as shown on the records of the Depositary. Payments by participants and indirect participants to owners of beneficial interests in the Global Debt Security will be the responsibility of such participants and indirect participants and will be governed by their standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name".

     If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by GMAC within 90 days, GMAC will issue debt securities in definitive form in exchange for the Global Debt Security. In addition, GMAC may at any time determine not to have the debt securities represented by the Global Debt Security and, in such event, will issue debt securities in definitive form in exchange for the Global Debt Security. In either instance, an owner of a beneficial interest in a Global Debt Security will be entitled to have debt securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of the debt securities in definitive form. Debt securities so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. No service charge will be made for any transfer or exchange of the debt securities, but GMAC may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Limitation on Liens

     The only financial covenant applicable to the debt securities is that described below. That covenant requires that the debt securities be equally and ratably secured in the circumstances described therein but has no special application merely by virtue of the occurrence of any transaction or series of transactions resulting in material changes in GMAC's debt-to-equity ratio.

     The debt securities are not secured by mortgage, pledge or other lien.

     GMAC will covenant in the debt securities that so long as any of the debt securities remain outstanding, it will not pledge or otherwise subject to any lien any of its property or assets unless the debt securities are secured by such pledge or lien equally and ratably with any and all other obligations and indebtedness secured thereby so long as any such other obligations and indebtedness shall be so secured. Such covenant does not apply to:

     o the pledge of any assets to secure any financing by GMAC of the exporting of goods to or between, or the marketing thereof in, foreign countries (other than Canada), in connection with which GMAC reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers' acceptances or in aid of other similar borrowing arrangements;

     o the pledge of receivables payable in foreign currencies (other than Canadian dollars) to secure borrowings in foreign countries (other than Canada);

     o any deposit of assets of GMAC with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by GMAC from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against GMAC;

     o any lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof; and

     o any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the foregoing four clauses of this paragraph; provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

Merger and Consolidation

     The Indenture provides that GMAC will not merge or consolidate with another corporation or sell or convey all or substantially all of its assets unless either GMAC is the continuing corporation or the new corporation shall expressly assume the interest and principal due under the securities. In either case, the Indenture provides that neither GMAC nor a successor corporation may be in default of performance immediately after a merger or consolidation. Additionally, the Indenture provides that in the case of any such merger or consolidation, either GMAC or the successor company may continue to issue securities under the Indenture.

Modification of the Indenture

     The Indenture contains provisions permitting GMAC and the Trustee to modify or amend the Indenture or any supplemental indenture or the rights of the holders of the debt securities issued thereunder, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the debt securities of all series at the time outstanding under such Indenture which are affected by such modification or amendment, voting as one class, provided that no such modification shall:

     o extend the fixed maturity of any debt securities, or reduce the principal amount thereof, or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each debt security so affected, or

     o reduce the aforesaid percentage of debt securities, the consent of the holders of which is required for any such modification, without the consent of the holders of all debt securities then outstanding under the Indenture.

Events of Default

     An Event of Default with respect to any series of debt securities issued subject to the Indenture is defined in the Indenture as being:

     o default in payment of any principal or premium, if any, on such series;

     o    default for 30 days in payment of any interest on such series;

     o default for 30 days after notice in performance of any other covenant in the Indenture; or

     o    certain events of bankruptcy, insolvency or reorganization.

     No Event of Default with respect to a particular series of debt securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of debt securities issued thereunder. In case an Event of Default as set out in the first, second and third items listed above shall occur and be continuing with respect to any series, the Trustee or the holders of not less than 25% in aggregate principal amount of debt securities of each such series then outstanding may declare the principal, or, in the case of discounted debt securities, the amount specified in the terms thereof, of such series to be due and payable. In case an Event of Default as set out in the fourth item listed above shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of all the debt securities then outstanding, voting as one class, may declare the principal, or, in the case of discounted debt securities, the amount specified in the terms thereof, of all outstanding debt securities to be due and payable. Any Event of Default with respect to a particular series of debt securities may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, or of all the outstanding debt securities, as the case may be, except in a case of failure to pay principal or premium, if any, or interest on such debt security for which payment had not been subsequently made. GMAC is required to file with the Trustee annually an Officers' Certificate as to the absence of certain defaults under the terms of the Indenture. The Indenture provides that the Trustee may withhold notice to the securityholders of any default, except in payment of principal, premium, if any, or interest, if it considers it in the interest of the securityholders to do so.

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the securityholders, unless such securityholders shall have offered to the Trustee reasonable indemnity or security.

     Subject to such provisions for the indemnification of the Trustee and to certain other limitations, the holders of a majority in principal amount of the debt securities of each series affected, with each series voting as a separate class, at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

Concerning the Trustee

     The Bank of New York is the Successor Trustee under the Indenture. It is also Successor Trustee under various other indentures covering outstanding notes and debentures of GMAC. The Bank of New York and its affiliates act as depository for funds of, make loans to, act as trustee and perform certain other services for, GMAC and certain of its affiliates in the normal course of its business. As trustee of various trusts, it has purchased securities of GMAC and certain of its affiliates.

                             Description of Warrants

General

     The following statements with respect to the warrants are summaries of the detailed provisions of one or more separate warrant agreements (each a "Warrant Agreement") between GMAC and a banking institution organized under the laws of the United States or one of the states thereof (each a "Warrant Agent"), a form of which is filed as an exhibit to the registration statement. Wherever particular provisions of the Warrant Agreement or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference.

     The warrants will be evidenced by warrant certificates (the "Warrant Certificates") and, except as otherwise specified in the prospectus supplement accompanying this prospectus, may be traded separately from any debt securities with which they may be issued. Warrant Certificates may be exchanged for new Warrant Certificates of different denominations at the office of the Warrant Agent. The holder of a warrant does not have any of the rights of a holder of a debt security in respect of, and is not entitled to any payments on, any debt securities issuable, but not yet issued, upon exercise of the warrants.

     The warrants may be issued in one or more series, and reference is made to the prospectus supplement accompanying this prospectus relating to the particular series of warrants, if any, offered thereby for the terms of, and other information with respect to, such warrants, including:

     o    the title and the aggregate number of warrants;

     o    the debt securities for which each warrant is exercisable;

     o    the date or dates on which the warrants will expire;

     o    the price or prices at which the warrants are exercisable;

     o    the currency or currencies in which the warrants are exercisable;

     o the periods during which and places at which the warrants are exercisable;

     o    the terms of any mandatory or optional call provisions;

     o the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

     o    the identity of the Warrant Agent;

     o    the exchanges, if any, on which the warrants may be listed; and

     o    whether the Warrants shall be issued in book-entry form.

Exercise of Warrants

     Warrants may be exercised by payment to the Warrant Agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and by communicating to the Warrant Agent the identity of the warrantholder and the number of warrants to be exercised. Upon receipt of payment and the Warrant Certificate properly completed and duly executed, at the office of the Warrant Agent, the Warrant Agent will, as soon as practicable, arrange for the issuance of the applicable debt securities, the form of which shall be set forth in the prospectus supplement. If less than all of the warrants evidenced by a Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amounts of Warrants.


                              Plan of Distribution

     GMAC may sell the securities being offered in four ways:

     o directly to purchasers,

     o through agents,

     o through underwriters, and

     o through dealers.

Direct Sales

     Offers to purchase securities may be solicited directly by GMAC. In this case, no underwriters or agents would be involved.

By Agents

     GMAC may use agents to sell the securities. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by GMAC to such agent set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment, which is ordinarily five business days or less

By Underwriters

     If an underwriter or underwriters are utilized in the sale, GMAC will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public.

By Dealers

     If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, GMAC will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale

Delayed Delivery Contracts

     If so indicated in the prospectus supplement, GMAC will authorize agents and underwriters to solicit offers by certain institutions to purchase securities from GMAC at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than the respective amounts stated in the prospectus supplement. Unless GMAC otherwise agrees, the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include:

     o    commercial and savings banks,

     o    insurance companies,

     o    pension funds,

     o    investment companies,

     o    educational and charitable institutions, and

     o    other institutions.

     All delayed delivery contracts are subject to the approval of GMAC. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to contracts accepted by GMAC.

General Information

     The place and time of delivery for the securities described in this prospectus are set forth in the accompanying prospectus supplement.

     GMAC may have agreements with the agents, underwriters and dealers to indemnify them against certain liabilities, including liabilities under the Securities Act of 1933.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, GMAC in the ordinary course of business.

     In connection with the sale of the securities, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the securities in the open market to cover short positions or to stabilize the price of the securities. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters will not be required to engage in these activities, and may end any of these activities at any time.

                                     Experts

     The consolidated financial statements incorporated in this prospectus by reference from GMAC's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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